UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2005
CHINA MEDIA GROUP CORPORATION (Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation)	000-50431 (Commission File Number)	33-0034926 (IRS Employer Identification No.)
9901 I.H. 10 West, Suite 800, San Antonio, Texas (Address of principal executive offices)		78230 (Zip Code)
Registrant’s telephone number, including area code
None (Former name or former address, changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followings provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On June 23, 2006, Messrs. LUO Qiang and ZHANG Guosheng were appointed to the Board of Directors as Independent Non-Executive Director of the Corporation.

On the same date the Corporation established an Audit Committee comprising of Messrs. ZHANG Guosheng and LUO Qiang.  Mr. Zhang was elected as Chairman of the Audit Committee.

On the same date, the Company also established a Compensation and Remuneration Committee comprising of Messrs. Alex HO, ZHANG GuoSheng and LUO Qiang.  Mr. LUO Qiang was elected as Chairman of the Compensation and Remuneration Committee.

LUO Qiang - Mr. Luo is a graduate of Hunan University in China.  Mr. Luo has held senior positions in the Government of Changsha, Hunan province for the past 20 years and he is now currently the Secretariat to the Changsha Goverment.  Mr. Luo brings a wealth of experience and contacts in China’s commercial and regulatory sector.

ZHANG Guosheng:  Mr. Zhang graduated from Dongbei University of Finance & Economics with a major in Finance.  Mr. Zhang has been the Dean of Liaoning Financial College in for the past 10 years.  Mr. Zhang is currently the executive member of The Chinese Institute of Certified Public Accountants.  Mr. Zhang brings a wealth of experience in corporate governance and, finance and accounting in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Media Group Corporation

(Registrant)

June 28, 2006

Date

/s/ Con Unerkov

Con Unerkov, President

(Signature)*

*Print name and title of the signing officer under his signature.